SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:

[  ]     Preliminary  Proxy  Statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
14a-6(e)(2))
[ X ]     Definitive  Proxy  Statement
[  ]     Definitive  Additional  Materials
[  ]     Soliciting  Material  Pursuant  to  ss.240.14a-11(c)  or  ss.240.14a-12


                        TELECOMMUNICATION PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]     No  fee  required
[  ]     Fee  computed  on  table  below  per Exchange Act Rules 14a-6(i)(1) and
0-11.
     (1)          Title  of  each  class  of  securities  to  which  transaction applies:
     (2)          Aggregate  number  of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)          Proposed  maximum  aggregate  value  of  transaction:
     (5)          Total  fee  paid:
[  ]     Fee  paid  previously  with  preliminary  materials.
[  ]     Check  box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)          Amount  Previously  Paid:
     (2)          Form,  Schedule  or  Registration  Statement  No.:
     (3)          Filing  Party:
     (4)          Date  Filed:

       -------------------------------------------------------------------
                              INFORMATION STATEMENT
                                 TO STOCKHOLDERS
                                       OF
                        Telecommunication Products, Inc.
                      1926 Hollywood Boulevard, Suite 208,
                               Hollywood, FL 33020
              ----------------------------------------------------

             THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY
                     THE BOARD OF DIRECTORS OF THE COMPANY.
                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is furnished to shareholders at the direction and on behalf of the Board of Directors of Telecommunication Products, Inc., a Colorado corporation ("Company"),to notify such stockholders that on or about June 1, 2004, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 51 % of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") to approve the merger between "Telecommunication Products, Inc." with and into "B2Digital, Inc., a newly formed Delaware Corporation, pursuant to which the Company's name will change to "B2Digital, Inc." (the "Stockholder Matter").

     The Company's Board of Directors unanimously approved the foregoing actions on June 1, 2004.

     This Information Statement describing the approval of the Stockholder Matter is first being mailed or furnished to the Company's stockholders on or about July 20, 2004, and such matters shall not become effective until at least 10 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $10,000.

     The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company's voting stock.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:
(1)     Quarterly  Report on Form 10-QSB for the quarter ended December 31, 2003
(2)     Quarterly  Report  on  Form  10-QSB  for the quarter ended September 30,
2003;
(3)     Quarterly  Report  on  Form  10-QSB for the quarter ended June 30, 2003;
(4) Annual Report on Form 10-KSB, as amended for the year ended March 31, 2004; and
(5) Form 8-K's dated April 5, 2004, April 16, 2004, April 30, 2004 and June 10, 2004.


                                VOTING SECURITIES

The record date of shareholders entitled to notice of and to vote on the Request for Written Consent is the close of business on March 31, 2004 ("Record Date"). On such date, the outstanding stock of the Company consisted of its common stock ("Common Stock"). At the Record Date shares of Common Stock were outstanding. Each holder of Common Stock will be entitled to one vote for each share of Common Stock held by such shareholder with regard to the Written Consent, and there will be no cumulative voting right on any shares. The signatures on the Request for Written Consent of a majority of the shares of common stock outstanding on the record date will constitute approval of the action to be taken by the Company. Subsequent to receiving such written consent, the Company will file and thereafter mail to all shareholders of record from whom the Company did not seek such written consent a Schedule 14C Information Statement.

Pursuant to applicable Colorado law, there are no dissenter's rights relating to the matters to be voted on.

                                 STOCK OWNERSHIP
The following table sets forth information regarding the beneficial ownership of shares of the Registrant's common stock as of March 31, 2004 (74,706,704) issued and outstanding) by (i) all shareholders known to the Registrant to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Registrant as a group.

Title of Class  Name and Address           Amount and Nature   Percent of
                  of Beneficial              of Beneficial        Class
                   Owner (1)                  Owner (2)

Common Stock    Robert Russell                   27,339,150         36.5%
                1926 Hollywood Boulevard,
                Suite 208, Hollywood,
                FL 33020

Common Stock    Igor Loginau                        240,000         0.32%
                1926 Hollywood Boulevard,
                Suite 208, Hollywood,
                FL 33020

Common Stock    Marcia A, Pearlstein                200,000          0.27%
                1926 Hollywood Boulevard,
                Suite 208, Hollywood,
                FL 33020

Common Stock    Shares of all directors and      27,789,150          37.0%
                executive officers
                as a group (3 persons)

8


(1) Except as noted, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                     AMENDMENTS TO ARTICLES OF INCORPORATON

Description  of  Securities.

(a)  Shareholder  Rights.
The Company's current articles of incorporation authorize the issuance of 100,000,000 shares of common stock, with no par value of the holders of the shares:
- have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company
- are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company
- are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These  securities  do  not  have  any  of  the  following  rights:
-  special  voting  rights
-  preference  as  to  dividends  or  interest
-  preemptive  rights  to  purchase  in  new  issues  of  shares
-  preference  upon  liquidation
-  any  other  special  rights  or  preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise.

Subsequent to the merger between the Company and B2Digital, Inc., the Company will have authorized 500,000,000 shares of common stock.

(b)  Non-Cumulative  Voting.
The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.
The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.
A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Possible  Anti-Takeover  Effects  of  Authorized  but  Unissued  Stock.
The Company's authorized capital stock consists of 100,000,000 shares of common stock, with, as of March 31, 2004, 74,706,150 shares outstanding. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer  Agent.
The company has engaged the services of Manhattan Transfer Registrar Company, Inc. 57 Eastwood Road, Miller Place, NY 11764 to act as transfer agent and registrar.




Merger  of  Telecommunication  Products,  Inc.

     The corporate actions taken hereunder will result in the merger of Telecommunication Products, Inc., into its wholly owned subsidiary, B2Digital, Inc., a Delaware corporation, with the surviving corporation to be called B2Dgital, Inc., and the Certificate of Incorporation of Telecommunication Products, Inc., being the surviving Certificate of Incorporation. In addition, the merger of Telecommunication Products, Inc., into B2Digital, will increase the authorized capital of the Company to 500,000,000 shares of common stock.

     The Company has not determined that it will, or will not, make any offering during 2004 of shares of Common Stock (or other securities, including securities convertible into Common Stock) in any aggregate principal amount. The proceeds of any possible offering, if the Company so decides, may be used for debt repayment, capital expenditures, effecting acquisitions of other businesses or properties, stock splits, and other general corporate purposes. There can be no assurance that any such offering will be consummated and there is currently none planned by the Company. Any offering of Common Stock will be made only by means of a prospectus complying with the requirements of the Securities Act of 1933, as amended (the "Act"), or through an available exemption under the Act. This Information Statement does not constitute an offer to sell or a solicitation of an offer to buy, any Common Stock.

     If the Company's Board of Directors determines to make acquisitions, using the shares of the Company, it is believed by the Company that approval of a super majority of the shares entitled to vote is not necessary, and that the Board of Directors has the authority to approve such transactions, if desired.

     The Company's purpose in increasing the number of authorized shares of Common Stock available for issuance is described in the paragraph above. Nevertheless, the additional authorized and unissued shares might be considered as having the effect of discouraging an attempt by another entity, through the acquisition of a substantial percentage of the Company's Common Stock, to acquire control of the Company with a view of effecting a merger, sale of the Company's assets or similar transaction, since the issuance of Common Stock could be used to dilute the share ownership or voting rights of such entity. Further, any of such authorized but unissued shares of Common Stock could be privately placed with purchasers who might support incumbent management, making a change in control of the Company more difficult.

     The Board does not intend to issue any shares to be authorized under the amendment except upon terms that the Board deems to be in the best interests of the Company. The issuance of additional Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of the present holders of Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.





By  order  of  the  Board  of  Directors
June  22,  2004
/s/  Robert  Russell
Robert  Russell,  President

Exhibit  A

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                        TELECOMMUNICATION PRODCUTS, INC.



                          CERTIFICATE OF INCORPORATION

                                       OF


                            B2Digital, Incorporated.


1.     The  name  of  the  corporation  is:  B2Digital,  Incorporated.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.  The  nature  of  the  business  or  purposes to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     To acquire by purchase, subscription or otherwise, and to receive, hold own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United State of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

                        ________________________________

                        ________________________________


4. The total number of shares which the corporation shall have authority to issue is: five hundred million (500,000,000) shares of common stock and the par value of each share is $.001.


At all elections of the directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

The holders of B2Digital, Inc. shall, upon the issuance or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holding of, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.


5.  The  name  and  mailing  address  of  each  incorporator  is  as  follow:

     NAME                              MAILING  ADDRESS
     ----                              ----------------

Robert  C.  Russell                 1926  Hollywood  Blvd.,
                                   Suite  208
                                   Hollywood,  Fla.  33020

Igor Loginau                        1926  Hollywood  Blvd.,
                                   Suite  208
                                   Hollywood,  Fla.  33020

Marcia  A.  Pearlstein             1926  Hollywood  Blvd.,
                                   Suite  208
                                   Hollywood,  Fla.  33020
                        ________________________________

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:


     NAME                         MAILING  ADDRESS
     ----                         ----------------

Robert  C.  Russell                1926  Hollywood  Blvd.,
                                   Suite  208
                                   Hollywood,  Fla.  33020

Igor Loginau                        1926  Hollywood  Blvd.,
                                   Suite  208
                                   Hollywood,  Fla.  33020

Marcia  A.  Pearlstein                         1926  Hollywood  Blvd.,
                                   Suite  208
                                   Hollywood,  Fla.  33020


               __________________________

     6.  The  corporation  is  to  have  perpetual  existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:


     To  make,  alter  or  repeal  the  by-laws  of  the  corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and /or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

We, THE UNDERSIGNED, incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 16th Day of June, 2004.





_/s/  Robert  Charles  Russell
Robert  Charles  Russell,  President  &  Chief  Executive  Officer


_/s/ Igor Loginau
Igor Loginau                        ,  Chief  Technical  Officer


_/s/Marcia  A.  Pearlstein
Marcia  A.  Pearlstein,  Interim  Chief  Financial  Officer, Corporate Secretary